CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-52952, 333-69653, 333-56237, 333-20999, 333-109010, 333-53359, 333-46647, and 333-117078) and Form S-8 (Nos. 333-52957, 333-28427, 333-14243) of Brandywine Realty Trust of our report dated June 18, 2004, except for Note 21, as to which the date is September 1, 2004, relating to the financial statements and financial statement schedules, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
September 1, 2004